                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


INSTEEL INDUSTRIES, INC.
--------------------------------------------------------------------------------
(Name of Registrant as specified in its charter)



--------------------------------------------------------------------------------
(Name of person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No Fee Required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

(1)  Title of class of securities to which transaction applies: _____
(2)  Aggregate number of securities to which transaction applies:_____
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_____
(4)  Proposed maximum aggregate value of transaction:_____
(5)  Total fee paid: _________
     [ ]  Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: _____
(2)  Form, Schedule or Registration Statement No.:_____
(3)  Filing Party:_____
(4)  Date Filed:_____

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030


                             ----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 9, 1999

                               ------------------



     The Annual Meeting of Shareholders of Insteel Industries, Inc., will be held on Tuesday, February 9, 1999, at 10:00 A.M., at Cross Creek Country Club, 845 Greenhill Road, Mount Airy, North Carolina, for the following purposes:

1. To elect three directors of the Company for a three-year term as set forth in the accompanying Proxy Statement.

2.   To transact such other business as may be brought before the meeting.

     Shareholders of record at the close of business on December 11, 1998, are entitled to notice of and to vote at the meeting.


                                              By Order of the Board of Directors



                                              Gary D. Kniskern
                                              Secretary



Mount Airy, North Carolina
December 18, 1998


IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY, SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            INSTEEL INDUSTRIES, INC.
                                1373 Boggs Drive
                        Mount Airy, North Carolina 27030


                             ----------------------

                                 PROXY STATEMENT

                             ----------------------


     This Proxy Statement is being sent to shareholders on or about December 18, 1998, in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Insteel Industries, Inc. ("Insteel" or the "Company"), to be held on Tuesday, February 9, 1999, and at any adjournment thereof.

     If no choice is specified, the accompanying proxy will be voted in favor of the three nominees named below to serve as directors of the Company. The nominees are presently serving as directors of the Company.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in so doing.

     The Board of Directors has fixed December 11, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On December 11, 1998, there were 8,442,512 outstanding shares of Common Stock of the Company, each entitled to one vote. According to the laws of North Carolina, under which the Company is incorporated, shareholders do not have cumulative voting rights in connection with the election of directors as long as the Company has securities registered under the Securities Exchange Act of 1934 at the record date for determining shareholders eligible to vote at the meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect, although they will be counted for purposes of establishing the presence of a quorum. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.

     Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made but the Proxy is properly signed, the shares represented thereby will be voted in favor of each proposal. Such proxies, whether submitted by shareholders of record or by brokers holding shares in street name for their customers ("broker non-votes"), will be voted in favor of nominees for directors.

     Any shareholder submitting the accompanying Proxy has the right to revoke it by submitting a later dated proxy or by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.

     Management is not aware that any matters, other than the matters specified above, will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment. The enclosed proxy may also confer discretionary authority to vote on any matter that is the subject of a shareholder proposal for action at the 1999 Annual meeting which was not submitted for inclusion in the proxy statement.



                              ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors, as determined from time to time by the Board of Directors, shall be not less than nine nor more than fifteen. The Board of Directors has fixed the number of directors at nine. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

     The Board of Directors has nominated the persons named below to serve a three-year term expiring at the 2002 Annual Meeting of Shareholders or until their successors are elected and qualify. Other directors will continue in office as indicated.It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board of Directors may recommend.

NOMINEES TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2002:

     W. Allen Rogers, II, 52, has been a director of the Company since 1986, except for a brief time during 1997 and 1998. Mr. Rogers is the President of Rogers & Company, Inc., an investment banking firm organized in 1998 which specializes in mergers and acquisitions. Previously, he served as Managing Director of KPMG BayMark Capital LLC, an investment banking firm, from August 1995 until January 1997 and of KPMG Peat Marwick LLP from January 1997 until April 1998. Prior to August 1995, Mr. Rogers served as Senior Vice President/Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and a member of that firm's board of directors from 1990 to 1995. Mr. Rogers serves on the Executive Compensation Committee of the Company's Board of Directors.

     Gary L. Pechota, 49, was elected a director by the Company's Board of Directors in September 1998 to fill an existing vacancy. Mr. Pechota has served as President, CEO and Chairman of the Board of Giant Cement Holding, Inc. since its inception in April 1994. He has also served as President of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., since January 1993, and as President of Keystone Cement Company since May 1992. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982-1992.

     William J. Shields, 66, was elected a director by the Company's Board of Directors in November 1998 to fill an existing vacancy. Mr. Shields served as Chairman and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company from 1995 until his retirement in June 1997. Mr. Shields previously served as President and CEO of Co-Steel, Inc. from 1987 until 1995.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2001:

     Howard O. Woltz, Jr., 73, father of H.O. Woltz III, has been employed by the Company and its predecessors in various capacities for more than 40 years and has been a director and Chairman of the Board since 1958 and was President from 1958 to 1968 and from 1974 to 1989. A licensed attorney, Mr. Woltz also served as a Vice President (1950-1988), General Counsel (1951-1988) and a director (1951-1988) of Quality Mills, Inc., which, until its acquisition on December 6, 1988, by Russell Corporation, was a publicly held corporation engaged in the business of manufacturing and marketing knit wearing apparel and fabrics.

     C. Richard Vaughn, 59, a director of the Company since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn served as Vice President of John S. Clark from 1967-1970, President from 1970-1988 and Chairman of the Board and CEO from 1988 to the present. He also is Chairman of Riverside Building Supply, Inc. Mr. Vaughn serves on the Executive Committee and as Chairman of the Executive Compensation Committee of the Company's Board of Directors.

     Louis E. Hannen, 60, a director of the Company since 1995, served Wheat, First Securities, Inc., in Richmond, Virginia, in various capacities from 1975 until his retirement as Senior Vice President in December of 1993. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company in Richmond (1965-1970) and Legg Mason Wood Walker, Inc. in Baltimore (1970-1975) before joining Wheat, First Securities. Mr. Hannen serves as Chairman of the Audit Committee of the Company's Board of Directors.


DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2000:

     H. O. Woltz III, 42, a son of Howard O. Woltz, Jr., has been employed by the Company and its subsidiaries in various capacities since 1978, and has been a director of the Company since 1986. From 1981 until August 1989, he served as President of Rappahannock Wire Company, a subsidiary of the Company. He served as Vice President of the Company from September 1988 to August 1989, when he was elected President and Chief Operating Officer. He was elected Chief Executive Officer in February 1991. Mr. Woltz also serves as President of Insteel Wire Products Company, the Company's operating subsidiary.

     Frances H. Johnson, 78, has been a director of the Company since 1982. She and members of her family have been investors in and have served as directors of the Company and its predecessors since 1958. She and members of her family own and manage Johnson Concrete Company, Salisbury, North Carolina (a manufacturer of concrete block and pipe), of which she is President; Carolina Stalite Company (a manufacturer of expanded slate), of which she is managing partner; and B.V. Hedrick Gravel & Sand Co. (a producer of gravel, sand and crushed stone), of which she is a director.

     Charles B. Newsome, 61, has been a director of the Company since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and General Manager of Carolina Stalite Company, with which he has been affiliated for more than 20 years. Mr. Newsome serves on the Audit Committee of the Company's Board of Directors.

                             PRINCIPAL SHAREHOLDERS

     As of December 11, 1998, to the knowledge of management, the only persons owning beneficially more than five percent (5%) of the Company's Common Stock, its only class of voting securities, are as follows:

                                          Amount and Nature of        Percent of
Name and Address of Beneficial Owner     Beneficial Ownership (1)        Class
------------------------------------     ------------------------     ----------
Howard O. Woltz, Jr.                            624,954  (2)(3)           7.4%
819 Greenhill Road
Mount Airy, NC

Frances H. Johnson                              681,138  (4)              8.1%
1235 West Henderson Street
Salisbury, NC

Estate of John E. Woltz                         503,479  (5)              5.9%
815 Greenhill Road
Mount Airy, NC

Johnson Concrete Company                        620,263  (4)              7.2%
P. O. Box 1037
Salisbury, NC
                                                840,000  (6)              9.9%
Franklin Advisory Services, Inc.
777 Mariners Island Boulevard
San Mateo, CA

Dimensional Fund Advisors                       473,561  (6)              5.6%
1299 Ocean Avenue
Santa Monica, CA

Shufro, Rose & Co., LLC                         444,900  (6)              5.3%
745 5th Avenue, 26th floor
New York, NY 10151-0108

-------------------------------------

1) Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder. The numbers shown include shares obtainable within 60 days of December 11, 1998, upon the exercise of stock options.

2) The shares shown as being beneficially owned by Howard O. Woltz, Jr., include 72,919 shares (less than 1%) held by a trust of which Mr. Woltz and a bank are trustees. The trustees share voting and investment power with respect to such shares.The shares shown above include 24,392 shares obtainable by Mr. Woltz within 60 days of December 11, 1998 upon the exercise of stock options.

3) Includes 94,424 shares owned by the wife of Howard O. Woltz, Jr., beneficial ownership of which is disclaimed.

4) Johnson Concrete Company owns of record 620,263 shares of the Company's Common Stock. These shares are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and as such, has voting and dispositive power over the shares of the Company's Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and her three children. The shares shown above include 8,000 shares obtainable by Mrs. Johnson within 60 days of December 11, 1998 upon the exercise of stock options.

5) The Estate of John E. Woltz currently holds the 495,479 shares owned by Mr. Woltz at the time of his death on April 7, 1998. The shares shown above include 8,000 shares obtainable by the Estate of John E. Woltz within 60 days of December 11, 1998 upon exercise of stock options.

6)   Updated as of December 12, 1998.



                        SECURITY OWNERSHIP OF MANAGEMENT

     As of December 11, 1998, directors, nominees for director and executive officers of the Company beneficially own shares of the Company's Common Stock as follows:


                                              Amount and Nature of         Percent of
Name of Individual or Group                 Beneficial Ownership (1)         Class
---------------------------                 ------------------------       ----------
Louis E. Hannen                                  39,360                    Less than
                                                                               1%

Frances H. Johnson                               See "Principal
                                                 Shareholders."

Charles B. Newsome                               44,324                    Less than
                                                                               1%

Gary L. Pechota                                  4,000                     Less than
                                                                               1%

W. Allen Rogers, II                              13,998                    Less than
                                                                               1%

William J. Shields                               2,000                     Less than
                                                                               1%

C. Richard Vaughn                                17,105                    Less than
                                                                               1%

Howard O. Woltz, Jr.                             See "Principal
                                                 Shareholders."

H. O. Woltz III                                  269,050                     3.2%


Gary D. Kniskern                                 26,993                    Less than
                                                                              1%

Michael C. Gazmarian                             45,200                    Less than
                                                                              1%


All directors, nominees for director             1,722,862                   20.1%
and executive officers of the Company
as a group (a total of 11 persons)

--------------------------------------

(1) Except as otherwise indicated, each director, nominee for director and executive officer has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder. The numbers shown include shares obtainable within 60 days of December 11, 1998, upon the exercise of stock options as follows: Mr. Hannen, 27,965 shares; Ms. Johnson, 8,000 shares; Mr. Newsome, 8,000 shares; Mr. Pechota, 2,000 shares; Mr. Rogers, 8,000 shares; Mr. Shields, 2,000 shares; Mr. Vaughn, 8,000 shares, Mr. Woltz, Jr., 24,392 shares; Mr. Woltz III, 30,962 shares; Mr. Kniskern, 21,068 shares; and Mr. Gazmarian, 41,700 shares. The numbers shown also include shares allocated to participants in the Company's Retirement Savings Plan under its matching provisions as follows: Mr. Woltz, Jr., 151 shares; Mr. Woltz III, 1,223 shares; and, Mr. Kniskern, 907 shares.


                             EXECUTIVE COMPENSATION


EXECUTIVE COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program consists of two principal components: base salaries and performance-based compensation. The Executive Compensation Committee (the "Committee") believes that the executive compensation program should be weighed heavily toward performance-based compensation. Therefore, the executive compensation program establishes conservative base salaries and provides for performance compensation awards which may be earned under the Return on Capital Incentive Compensation Plan and stock options plans. The Company believes its Return on Capital Incentive Compensation Plan and its incentive stock option plans fulfill the performance-based compensation objective.


Base Salaries

     The Committee uses several studies to evaluate executive compensation. Using the composite average compensation level for Insteel's industry as a benchmark, the Committee feels that it is prudent for the Company to target its compensation levels at between 70 % and 80% of the composite average as determined from the studies. The Committee believes this program will allow the Company to retain key executives and to compete effectively for executive management expertise.

     For the fiscal year beginning October 1, 1997, the Committee recommended, and the Board of Directors approved, compensation levels as follows: Howard O. Woltz, Jr., Chairman of the Board, $160,000; H. O. Woltz, III, President and CEO, $243,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $133,000; and Gary D. Kniskern, Vice President-Administration and Secretary, $120,000. These recommendations represent no change for Messrs Woltz, Jr. and Woltz III, a 19% increase for Mr. Gazmarian and a 5% increase for Mr. Kniskern.


Annual Incentive Compensation

     Executive officers participate in the subsidiary's Return on Capital Incentive Compensation Plan that is in effect for the top management group of Insteel Wire Products Company, the Company's manufacturing subsidiary.

     The Return on Capital Compensation Plan is an incentive bonus plan that is based on attainment of certain targeted levels of return on capital and key performance measurements. Prior to fiscal 1997, the plan was in effect only for a certain group of top management. During 1997, the Executive Compensation Committee of the Board of Directors recommended, and the Board approved, the substitution of this incentive plan for the bonus plan in which executive officers of the Company had previously participated.

     Under the provisions of the plan, Target Return on Capital ("ROC") is set annually by a formula defined in the plan. ROC is the operating profit remaining after taxes have been paid and the Company has achieved a return on the capital. Target Bonus for the executive officers is 30% of base compensation if Target ROC is met. Target Bonus for other participants varies. If Target Bonus is exceeded, the Target Bonus plus one-third of the excess over the Target Bonus is paid out; the balance earned for that year is deferred or "banked" for future distribution. If less than the Target Bonus is earned, the entire balance is paid out.

     Under current policy, 50% of any distribution will be made in the form of Common Stock of the Company, with the remaining portion paid in cash. The Company may elect to alter the percentages of the award payable in stock and cash in the future. No amounts were distributed under the plan for fiscal 1998 to executive officers of the Company as reflected in the Summary Compensation Table, above. Distributions are made in December of each year.


Long-Term Incentive Compensation (Stock Options)

     The 1994 Employee Stock Option Plan of Insteel Industries, Inc. covers 750,000 shares of Common Stock that have been reserved for the benefit of key management employees of the Company for issuance upon the exercise of options granted under the plan. Options to purchase 220,463 shares of Common Stock were granted during fiscal 1998, all at fair market value on the date of grant. As of December 11, 1998, there are options to purchase 431,686 shares outstanding at an average exercise price of $6.54 per share. The shares issuable under the plan have been registered with the Securities and Exchange Commission.

     At the 1995 annual Board of Director's meeting, the Committee recommended, and the Board of Directors approved, a program under the 1994 Employee Stock Option Plan of Insteel Industries, Inc. for top level management personnel, which includes executive officers, to receive regular grants of stock options. During 1997, the Committee approved increasing annual stock option grants to executive officers to permit the grant of options with a fair market value on the date of the grant equal to one times their annual salary. During 1998, executive officers received option grants for shares of the Company's Common Stock as follows: Howard O. Woltz, Jr., 17,066 shares at a per share price of $4.6875, and 12,549 shares at a per share price of $6.375; H. O. Woltz, III, 25,920 shares at a per share price of $4.6875, and 19,058 shares at a per share price of $6.375; Michael C. Gazmarian, 14,186 shares at a per share price of $4.6875, and 10,431 shares at a per share price of $6.375 and Gary D. Kniskern, 12,800 shares at a per share price of $4.6875, and 9,411 shares at a per share price of $6.375. These stock option grants are also reflected in the Option Grants table.


Specifics of 1998 CEO Compensation

     During fiscal 1998, the compensation of the Chief Executive Officer, H. O. Woltz, III, consisted of a base salary of $243,000. This salary is based on the target of between 70 and 80 % of the composite average of chief executive officers in the Company's industry.

     In fiscal 1998, Mr. Woltz received no payment from the Return on Capital Incentive Compensation Plan as targeted levels of return on equity did not reach the minimum requirement for distribution of benefits under the plan.

     Mr. Woltz received a grant of stock options for 44,978 shares of the Company's Common Stock during fiscal 1998 under the 1994 Employee Stock Option Plan. These options are part of the annual grant to executive officers with a value on the date of grant equal to one times his annual salary.

Policy with Respect to the $1 Million Deductible Limit

     Section 162(m) of the Internal Revenue Code (the "Code") generally limits amounts that can be deducted for compensation paid to certain executives to $1 million, unless certain requirements are met. No executive receives compensation in excess of $1 million; and, therefore, there are no compensation amounts that are nondeductible at present. The Committee will continue to monitor the applicability of Section 162(m) to the Company's compensation program.

                                           Executive Compensation Committee
                                           C. Richard Vaughn
                                           W. Allen Rogers, II




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee is comprised of C. Richard Vaughn, Chairman, and W. Allen Rogers, II. C. Richard Vaughn is Chairman of the Board of John S. Clark Company, Inc. ("Clark"), a general building contractor located in Mount Airy, North Carolina, and doing business throughout the southeastern United States. During fiscal 1997, Clark completed construction of an addition to the Company's manufacturing facility located in Fredericksburg, Virginia, to allow the plant to manufacture tire bead wire. Payments made to Clark during fiscal 1998 amounted to $93,000 and were final payments on the Fredericksburg facility. The Company believes that the terms of all transactions with John S. Clark Company, Inc. are no less favorable to the Company than transactions with unaffiliated entities.

SUMMARY COMPENSATION TABLE

     The table below provides information regarding the cash compensation paid by the Company for services in all capacities during the years ended October 3, 1998 and September 30, 1997 and 1996 to all executive officers of the Company:


-------------------------------------------------------------------------------------------------------
                                                    SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------
                                                                               Long-Term     All Other
                                                            Annual          Compensation   Compensation
                                                         Compensation          Awards       ($) (1)
Name and Principal Position               Fiscal Year   ---------------------------------
                                                            Salary    Bonus  Securities
                                                              ($)      ($)   Underlying
                                                                             Options (#)
-------------------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.                         1998           160,000     -         29,615         4,666
Chairman of the Board                        1997           160,000     -         13,317         4,239
                                             1996           130,172     -          7,079         3,834

H. O. Woltz III                              1998           243,000     -         44,978           301
President and Chief Executive                1997           243,000     -         18,805           265
Officer                                      1996           204,080     -          7,079           243


Gary D. Kniskern                             1998           120,000     -         22,211           625
Vice President-Administration and            1997           114,000     -         10,276           544
Secretary                                    1996           107,900     -          7,079           504

Michael C. Gazmarian                         1998           133,000     -         24,617           265
Chief Financial Officer and Treasurer        1997           112,000     -         10,143           220
                                             1996            95,000     -          7,079           207
--------------------------------------------------------------------------------------------------------

(1) Represents the current dollar value of the benefit to the executive officer of the remainder of the premium paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

The table below provides information regarding stock options granted to executive officers of the Company during fiscal 1998:

                                  OPTION GRANTS IN LAST FISCAL YEAR (1)
------------------------------------------------------------------------------------------------------------------------
                                 Individual Grants                                          Potential Realizable Value
-----------------------------------------------------------------------------------------    at Assumed Annual Rates of
            Name           Number of     Percent of Total    Exercise or     Expiration      Stock Price Appreciation
                           Securities     Options Granted     Base Price        Date             for Option Term
                           Underlying     to Employees in     ($/Share)                     ---------------------------
                        Options Granted    Fiscal Year                                        5% ($)        10% ($)
-----------------------------------------------------------------------------------------------------------------------
                             12,549            5.7%            $6.375         02/03/08        50,311        127,499
Howard O. Woltz, Jr.      ---------------------------------------------------------------------------------------------
                             17,066            7.7%            $4.6875        08/11/08        50,309        127,494
-----------------------------------------------------------------------------------------------------------------------
                             19,058            8.6%            $6.375         02/03/08        76,407        193,631
H. O. Woltz III           ---------------------------------------------------------------------------------------------
                             25,920           11.7%            $4.6875        08/11/08        76,410        193,636
-----------------------------------------------------------------------------------------------------------------------
                              9,411            4.3$            $6.375         02/03/08        37,730         95,616
Gary D. Kniskern          ---------------------------------------------------------------------------------------------
                             12,800            5.8%            $4.6875        08/11/08        37,733         95,624
-----------------------------------------------------------------------------------------------------------------------
                             10,431            4.7%            $6.375         02/03/08        41,820        105,980
Michael C. Gazmarian      ---------------------------------------------------------------------------------------------
                             14,186            6.4%            $4.6875        08/11/08        41,819        105,978
-----------------------------------------------------------------------------------------------------------------------

(1) Options are granted at fair market value and become exercisable in five equal annual installments beginning on the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

The table below provides information regarding stock options exercised during fiscal 1998 and the value of options outstanding at October 3, 1998, for all executive officers of the Company:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------------------------------
                            Shares                        Number of Securities            Value of Unexercised in-the-
                           Acquired       Value         Underlying Unexercised                Money Options at Fiscal
         Name                 on         Realized     Options at Fiscal Year-End (#)               Year-End ($)
                           Exercise        ($)       --------------------------------------------------------------------
                             (#)                     Exercisable       Unexercisable       Exercisable      Unexercisable
-------------------------------------------------------------------------------------------------------------------------
Howard O. Woltz, Jr.         -              -           32,699            35,820               427              1,707
H. O. Woltz III              -              -           37,968            51,402               648              2,592
Gary D. Kniskern             -              -           30,003            28,071               320              1,280
Michael C. Gazmarian         -              -           38,431            29,916               354              1,419

PENSION PLAN

     The Company has a pension plan, the Insteel Pension Plan, for all of its employees hired before April 1, 1996. Normal retirement is at age 65. Early retirement is available anytime after age 55 with a minimum of 15 years of service. Annual retirement benefits are equal to 0.6% of the participant's final average compensation for each year of creditable service, plus 0.55% of the participant's final average compensation in excess of covered compensation up to 35 years. Covered Compensation is derived from the Covered Compensation Table and is updated each year for increases in the Social Security taxable wage base. The plan was amended in 1997 to give active participants an additional 1/6 of a year credit for each creditable year of service as of September 30, 1997. Additional years of service will not accrue after that date. Final average compensation is the participant's average eligible compensation for the five highest consecutive plan years within the last 10 plan years during which the participant worked as an employee up to July 11, 1998, when compensation taken into account under the plan was suspended. Eligible compensation is defined in the plan document. Retirement benefits are paid in either monthly installments or a lump sum at the employee's election. Several monthly options are available.

     During the current fiscal year, the plan was amended to remove the limitation on lump sum distributions. Retirees and vested terminated participants were given the option of taking the present value of their accrued benefit in a lump sum or to continue receiving a monthly annuity. An annuity contract was purchased for those electing to receive a monthly annuity. The Insteel Pension Plan was formally terminated as of the close of business on August 20, 1998, at which time, each individual having a benefit under the plan became fully vested, as specified in the plan document. Actively employed participants who were former participants in the Forbes Steel & Wire Corporation "Canonsburg Plan" or "Forbes Salaried Plan" with 24 or more years of service became eligible to receive their vested accrued benefit under this Plan pursuant to the "30 and out" provision (a provision whereby an employee could receive the full amount of their accrued benefit after 30 years of service). Plan assets were converted to cash and invested in money market funds, with the exception of 26,620 shares of Company stock, which will also be converted to cash prior to the final distribution date. In order to facilitate the calculation and distribution of plan assets, the "stability period" was changed from one month to the plan year. The "applicable interest rate" was changed to the fifth full calendar month preceding the first day of the plan year. Distribution of the assets is expected to take place the last week of September 1999 or the first week of October 1999. Participants and spouses may elect to receive a lump sum payment or payments in the form of a monthly annuity. Lump sums may be rolled into another qualified plan, such as a 401(k) plan, or paid directly to the participant (net of mandatory tax withholding). Annuity contracts will be purchased for those electing one of the monthly annuity options. Prior to the distribution of assets, the Company shall contribute to the plan the amount necessary, if any, to ensure that the plan has sufficient assets to satisfy all benefit liabilities, in accordance with the terms of the plan and applicable laws. Excess assets, if any, shall be allocated among actively employed plan participants. Although it is not anticipated, the Pension Committee has the option of delaying the distribution of plan assets.

     The following table presents estimated annual benefits payable from the plan upon normal or delayed retirement to persons in specified remuneration and years of credited service classifications. The amounts shown assume the current maximum Social Security benefit and that an election has been made for benefits to be payable for the employee's life only.

                               PENSION PLAN TABLE

         Remuneration ($)       Years of Service (including additional 1/6 of a year credit)

                                 15              20             25             30              35
         125,000               22,160          29,543         36,938         44,321          44,321

         150,000               27,192          36,250         45,324         54,383          54,383

         175,000               29,204          38,933         48,679         58,408          58,408

         200,000               29,204          38,933         48,679         58,408          58,408

         225,000               29,204          38,933         48,679         58,408          58,408

         250,000               29,204          38,933         48,679         58,408          58,408

     (A)  Compensation covered by the plan

          Annual compensation used in the determination of the benefits in the above Pension Plan Table is limited to $160,000. This is the amount approved by the Secretary of the Treasury for 1998.

     (B)  Years of credited service (including additional 1/6 of a year credit):

                           Howard O. Woltz, Jr.       35 years
                           H. O. Woltz III            21 years
                           Gary D. Kniskern           18.93 years

          During the current year Mr. Woltz received a total distribution of $536,503.64 from the plan which was the present value of his pension.

     (C) Benefits are computed as a straight-life annuity. Benefits are equal to 0.6% of compensation for each year of creditable service, plus 0.55% of compensation in excess of the current year's covered compensation for each year of creditable service not to exceed 35 years. The current year's covered compensation amount is derived from the Covered Compensation Table and is updated each year for increases in the Social Security taxable wage base. The amount used in calculating the benefits in the Pension Plan Table above is $31,128. This assumes a participant born in 1933 who is retiring at age 65 in 1998.


REMUNERATION OF DIRECTORS

Annual Retainer Awards and Meeting Fees: Each of the Company's nonemployee directors receives an annual retainer award plus reimbursement of expenses incurred as a director. Under a proposal adopted at the 1998 Annual Meeting of Shareholders, the amount of the annual retainer award for each year will be determined by the Board before the start of the retainer year. The retainer year begins on the date of the Annual Meeting of Shareholders at which directors are elected and ends on the date of the next following Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in shares of Common Stock of the Company, or a combination of cash and Common Stock, as determined by the Board. The designated cash portion of the retainer will be paid in equal quarterly installments and the designated stock portion of the retainer will be paid at the annual meeting of the Board of Directors following the Annual Meeting of Shareholders at which directors are elected. The annual retainer award paid for 1998 to each nonemployee director was $4,800 which was paid in cash only. Members of the Audit and Executive Compensation Committees receive a fee of $300 for each meeting of the Committee. Nonemployee directors are eligible to receive stock options under the 1994 Director Stock Option Plan (discussed below).

Director Stock Option Plans: The 1994 Director Stock Option Plan of Insteel Industries, Inc. permits the issuance of up to 200,000 shares of Common Stock pursuant to the grant of stock options to nonemployee directors of the Company. The plan provides that, following the close of business of the Company on the date of each annual meeting of shareholders, each nonemployee director will receive an option to purchase 2,000 shares of the Company's Common Stock exercisable at the fair market value of the Common Stock on the date of grant. The plan also authorizes the board to grant options to nonemployee directors who are appointed or elected to the Board at a time other than at the annual meeting. These options are subject to the same general terms and conditions as options granted following the annual meeting. During fiscal 1998, options to purchase 2,000 shares at an exercise price of $6.375 were granted to each nonemployee director of the Company. Under the plan, each nonemployee director will receive options to purchase 2,000 shares of the Company's Common Stock at the close of business on February 9, 1999. The options are exercisable at the per share fair market value of the Common Stock on that date. The shares issuable under the plan have been registered with the Securities and Exchange Commission.

     The 1990 Director Stock Option Plan of Insteel Industries, Inc. provides for the issuance of up to 26,660 shares of the Company's Common Stock pursuant to the grant of stock options to nonemployee directors of the Company. As of December 11, 1998, options covering 26,660 shares of Common Stock were outstanding at an average exercise price of $10.44 per share. The options are exercisable over five years in increments of 20% per year, beginning with the date of grant. By action taken by the Board of Directors on September 23, 1994, no further options may be granted under the plan, but options previously granted will remain in effect until they are exercised or expire. The shares issuable under the plan have been registered with the Securities and Exchange Commission.

     On February 7, 1995, the Board of Directors of the Company adopted a nonqualified stock option plan for the benefit of Louis E. Hannen, a newly elected director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the Company's Common Stock at the exercise price of $7.875. The options vest 20% per year beginning February 7, 1995, and the options expire February 7, 2005. The shares issuable under the plan are not registered with the Securities and Exchange Commission.

                                PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Index and the Standard & Poor's Manufacturing (Diversified Industrial) Index. The indices are included for comparison purposes only and do not necessarily reflect management's opinion that these indices are appropriate measures of the relative performance of the Company's Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company's Common Stock.

     The performance graph shall not be deemed incorporated by reference in any filing made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG INSTEEL INDUSTRIES, INC., THE S&P 500 INDEX
                 AND THE S&P MANUFACTURING (DIVERSIFIED) INDEX

                                    [GRAPH]


                                           CUMULATIVE TOTAL RETURN
                           ----------------------------------------------------
                           9/93     9/94     9/95     9/96     9/97     9/98
INSTEEL INDUSTRIES, INC.  100.00   92.93    81.79    77.44    95.59    60.18
S&P 500                   100.00  103.69   134.53   161.89   227.37   247.93
S&P MANUFACTURING
 (DIVERSIFIED)            100.00  111.12   148.00   190.66   265.41   239.30

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     In May 1997, the Company sold the assets of its ICS ("Insteel Construction Systems") division to ICS 3-D Panel Works, Inc. ("ICSPW"), a new corporation organized by the division's management group, for a purchase price of $1,160,833, consisting of a 10% promissory note in the amount of $955,305 due May 30, 2002, payable in installments of $10,000 per month for the first year, $15,000 per month for the second year, and $20,000 per month for the third through the fifth years. In connection with the sale, the Company entered into a 15-year lease with ICPSW of the Georgia facility previously occupied by the ICS division, which provided for lease payments of $13,661 per month. Howard O. Woltz, Jr., Chairman of the Company, is a principal shareholder and member of the board of directors of ICSPW. Prior to the sale, the Audit Committee of the Company's Board of Directors reviewed the terms of the proposed transaction, focusing in particular on the participation of Mr. Woltz as an investor in and director of ICSPW. Based upon the continuing operating losses of ICS and the prospective financial benefit to the Company from the sale of the division, the Audit Committee concluded that (1) Mr. Woltz's participation was essential to the transaction and would be beneficial to the Company and (2) approval of the transaction was in the best interests of the Company. Based upon the Audit Committee's recommendation, the Board of Directors approved the transaction. In November 1998, ICSPW, citing slow cash flow, requested a six-month deferral of both the note and lease payments. The deferred amount includes interest on the deferred portion of the note accruing from the date of issuance and interest on the deferred lease payments accruing at a rate of 10% per year from the original due dates of each lease payment. The deferred amount, which will continue to accrue interest until paid in full, would become due at the end of the applicable scheduled payment period. The Audit Committee agreed to the request after concluding that deferral of the note and lease payments would benefit the Company by enhancing ICSPW's long-term prospects for discharging its obligations under the note and the lease. As of December 1, 1998, unpaid principal on the promissory note was $880,666. The largest aggregate amount of indebtedness under the promissory note since the beginning of the Company's last fiscal year was $942,965.

     C. Richard Vaughn, a director, is Chairman of the Board of John S. Clark Company, Inc. ("Clark"), a general building contractor located in Mount Airy, North Carolina, and doing business throughout the southeastern United States. During fiscal 1997, Clark completed construction of an addition to the Company's manufacturing facility located in Fredericksburg, Virginia, to allow the plant to manufacture tire bead wire. Payments made to Clark during fiscal 1998 amounted to $93,000 ($5,904,000 for fiscal 1997). In the past Clark has built manufacturing facilities and offices for the Company as well as several additions and renovations.

     Frances H. Johnson, a director, is President, and along with her family, owners of Johnson Concrete Company. Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 1998, Johnson Concrete purchased materials from the Company valued at $207,903 ($160,307 for fiscal 1997) for use or resale in their normal course of business.

     Management believes that amounts paid by the Company in connection with the transactions described above are reasonable and no less favorable to the Company than would have been paid pursuant to arms' length transactions with unaffiliated parties.



                              CORPORATE GOVERNANCE

     The Company's Board of Directors held seven meetings during fiscal 1998. Due to illness, Frances Johnson attended less that 75% of the meetings of the Board of Directors. Each other director attended at least 75% of the meetings of the Board of Directors and of all committees on which such director served.

     The Company's Board of Directors does not have a nominating committee. The full Board of Directors performs the functions that a nominating committee might provide.

     The Company's Board of Directors includes an Executive Committee, comprised of Howard O. Woltz, Jr. (Chairman), H.O. Woltz III, and C. Richard Vaughn. The Executive Committee, which did not meet during fiscal 1998, may exercise generally the power and authority of the Board of Directors during intervals between meetings of the Board of Directors.

     The Board of Directors also includes an Audit Committee, comprised of Louis
E. Hannen (Chairman) and Charles B. Newsome. The Audit Committee, which met once during fiscal 1998, recommends to the Board of Directors the selection of independent auditors and approves the nature and scope of services performed by such auditors and reviews the range of fees for such services. This Committee confers with the independent auditors to review the results of the audit and to review the adequacy of the Company's internal auditing, accounting and financial controls. The Committee also assists the Board of Directors with respect to the corporate reporting practices of the Company.

     The Executive Compensation Committee of the Board makes salary recommendations to the Board for executive officers and administers the employee stock option plans. This committee is comprised of C. Richard Vaughn (Chairman) and W. Allen Rogers, II. See "Executive Compensation - Executive Compensation Committee Report," above. The Executive Compensation Committee met once during fiscal 1998.


                              INDEPENDENT AUDITORS

     Arthur Andersen LLP has served as the Company's independent auditors since 1996. Management is aware of no direct financial interest or any material indirect financial interest existing between the Company and its auditors.

     The Company's independent auditors are selected annually by the Board of Directors upon recommendation of the Audit Committee. A representative from Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if it desires to do so and to respond to appropriate questions.

DEADLINE FOR SHAREHOLDERS' PROPOSALS

     Any shareholder desiring to present a proposal to be included in the proxy statement for action at the Company's 2000 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than August 20, 1999. Further, shareholder proposals which are not intended to be included in the proxy materials for the Company's 2000 Annual Meeting must be submitted to the Company no later than November 3, 1999 and must be made in accordance with established procedures.

                                        By Order of the Board of Directors




                                        Gary D. Kniskern
                                        Secretary
Mount Airy, North Carolina
December 18, 1998

                                                                      APPENDIX A


                                     PROXY
                            INSTEEL INDUSTRIES, INC.
              1373 Boggs Drive - Mount Airy, North Carolina 27030
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                February 9, 1999

This proxy is solicited on behalf of the Board of Directors and will be voted in accordance with the specifications made. Howard O. Woltz, Jr. and H.O. Woltz III, and each of them, are hereby appointed as agents and proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock held by the undersigned at the Annual Meeting of Shareholders to be held on Tuesday February 9, 1999, and at any adjournment thereof, as follows:

(1)      ELECTION OF THREE DIRECTORS
         Nominees: W. Allen Rogers, II, Gary L. Pechota, William J. Shields

         [ ] VOTE FOR all nominees listed (except as marked to the contrary).

         INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed.

(2) To vote, in the discretion of said agents, upon such other business as may properly come before the meeting of any adjournment thereof.

Please sign and return in the enclosed postage-paid envelope. See other side.
                  (continued and to be signed on reverse side)

                          (continued form other side)


The shares of Common Stock represented by this proxy will be voted as specified. If no choice is specified, the proxy will be voted FOR the election of all nominees for director.


Dated:
      --------------------------


-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------


SIGNATURES

NOTE: Please date and sign exactly as the name appears hereon. If stock is registered in more than one name, each holder should sign.

               IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.

                                                                      APPENDIX B

PROXY

                            INSTEEL INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLAN

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                February 9, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. Marshall & Ilsley Trust Company is hereby appointed as agent and proxy of the undersigned to vote all of the shares of Common Stock held by the undersigned at the Annual Meeting of Shareholders to be held on Tuesday, February 9, 1999, and at any adjournment thereof, as follows:

(1) ELECTION OF THREE DIRECTORS

[ ] VOTE FOR all nominees listed
  (except as marked to the contrary)
[ ] WITHHOLD AUTHORITY to vote for all
  nominees listed.

       Nominees: W. Allen Rogers, II, Gary L. Pechota, William J. Shields

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name

(2) To vote, in the discretion of said agents, upon such other business as may properly come before the meeting or any adjournment thereof.

 PLEASE SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. SEE OTHER SIDE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

Dated
---------------------------------------           ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                            SIGNATURES

                                                  NOTE: Please date and sign
                                                  exactly as the name appears
                                                  hereon. If stock is registered
                                                  in more than one name, each
                                                  holder should sign.

               IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.